Exhibit 10.9.1

FORM OF INDEMNIFICATION AGREEMENT

THIS INDEMNIFICATION AGREEMENT (the “Agreement”) is made and entered into as of July     , 2015 between Ollie’s Bargain Outlet Holdings, Inc. (formerly known as Bargain Holdings, Inc.), a Delaware corporation (the “Holdings”), Ollie’s Bargain Outlet, Inc., a Pennsylvania corporation (“Ollie’s”, and together with Holdings, the “Companies” and each a “Company”), and [●] (“Indemnitee”). Capitalized terms not defined elsewhere in this Agreement shall have the meanings ascribed to them in Section 16 herein.

WHEREAS, highly competent persons have become more reluctant to serve corporations as directors in other capacities unless they are provided with adequate protection through insurance or adequate indemnification against inordinate risks of claims and actions against them arising out of their service to and activities on behalf of the corporation;

WHEREAS, the board of directors of each of Holdings (the “Holdings Board”) and Ollie’s (the “Ollie’s Board” and collectively with the Holdings Board, the “Boards”), have determined that, in order to attract and retain qualified individuals, the Companies will attempt to maintain on an ongoing basis, at their sole expense, liability insurance to protect persons serving the Companies and their Subsidiaries from certain liabilities. Although the furnishing of such insurance has been a customary and widespread practice among United States-based corporations and other business enterprises, the Companies believe that, given current market conditions and trends, such insurance may be available to them in the future only at higher premiums and with more exclusions. At the same time, directors, officers, and other persons in service to corporations or business enterprises are being increasingly subjected to expensive and time-consuming litigation relating to, among other things, matters that traditionally would have been brought only against the Companies or business enterprises themselves. The Second Amended and Restated Certificate of Incorporation of Holdings, as amended from time to time, the Second Amended and Restated Bylaws of Holdings, as amended from time to time (collectively, the “Holdings Governing Documents”), the Certificate of Incorporation of Ollie’s, as amended from time to time, and the Bylaws of Ollie’s, as amended from time to time (collectively with the Holdings Governing Documents, the “Governing Documents”), require or permit indemnification of the officers and directors of the Companies. Indemnitee may also be entitled to indemnification pursuant to the General Corporation Law of the State of Delaware (“DGCL”) and the Business Corporation Law of 1988 of the Commonwealth of Pennsylvania (“BCLCP”). The Governing Documents and the DGCL and BCLCP expressly provide that the indemnification provisions set forth therein are not exclusive, and thereby contemplate that contracts may be entered into between either Company and members of the boards of directors, officers and other persons with respect to indemnification;

WHEREAS, the uncertainties relating to such insurance and to indemnification have increased the difficulty of attracting and retaining such persons;

WHEREAS, the Boards have determined that the increased difficulty in attracting and retaining such persons is detrimental to the best interests of each Company’s stockholders and that the Companies should act to assure such persons that there will be increased certainty of such protection in the future;

WHEREAS, it is reasonable, prudent and necessary for each Company to obligate itself to indemnify, hold harmless and exonerate and to advance expenses on behalf of, such persons to the fullest extent permitted by applicable law so that they will serve or continue to serve the Companies free from undue concern that they will not be so indemnified;

WHEREAS, this Agreement is a supplement to and in furtherance of the Governing Documents (as amended from time to time) and any resolutions adopted pursuant thereto, and shall not be deemed a substitute therefor, nor to diminish or abrogate any rights of Indemnitee thereunder; and

WHEREAS, Indemnitee does not regard the protection available under the Governing Documents and insurance as adequate in the present circumstances, and may not be willing to serve as a director without adequate protection, and the Companies desire Indemnitee to serve in such capacity. Indemnitee is willing to serve, continue to serve and to take on additional service for or on behalf of either Company on the condition that he be so indemnified.

NOW, THEREFORE, in consideration of Indemnitee’s agreement to serve as a director from and after the date hereof, the parties hereto agree as follows:

TERMS AND CONDITIONS

1. Services to the Companies. The parties acknowledge that Indemnitee has Corporate Status. Nothing contained in this Agreement shall be construed as giving Indemnitee any right to continue as a director of either Company or be retained in any capacity by either of the Companies or any of their Subsidiaries or affiliated entities. The foregoing notwithstanding, this Agreement shall continue in force after Indemnitee’s Corporate Status with the Companies has ceased.

2. Indemnity of Indemnitee. The Companies hereby agree to indemnify, hold harmless, exonerate and advance Expenses to Indemnitee to the fullest extent permitted by law, as such may be amended from time to time. In furtherance of the foregoing indemnification, and without limiting the generality thereof:

(a) Proceedings Other Than Proceedings by or in the Right of Either of the Companies. The Companies shall indemnify, hold harmless and exonerate Indemnitee in accordance with the provisions of this Section 2(a) if Indemnitee was, is, or is threatened to be made, a party to or a participant (as a witness or otherwise) in any Proceeding, other than a Proceeding by or in the right of the Companies to procure a judgment in its favor. Pursuant to this Section 2, Indemnitee shall be indemnified, held harmless and exonerated to the fullest extent permitted by applicable law against all Expenses, judgments, liabilities, fines, penalties and amounts paid in settlement (including, without limitation, all interest, assessments and other charges paid or payable in connection with or in respect of such Expenses, judgments, fines, penalties and amounts paid in settlement) actually and reasonably incurred by Indemnitee or on his behalf in connection with such Proceeding or any claim, issue or matter therein, if Indemnitee acted in good faith and in a manner Indemnitee reasonably believed to be in or not opposed to the best interests of the Companies and, in the case of a criminal Proceeding, had no reasonable cause to believe that his conduct was unlawful.

(b) Proceedings by or in the Right of Either of the Companies. The Companies shall indemnify, hold harmless and exonerate Indemnitee in accordance with the provisions of this Section 2(b) if Indemnitee was, is, or is threatened to be made, a party to or a participant (as a witness or otherwise) in any Proceeding by or in the right of the Companies to procure a judgment in its favor. Pursuant to this Section 2(b), Indemnitee shall be indemnified, held harmless and exonerated to the fullest extent permitted by applicable law against all Expenses actually and reasonably incurred by him or on his behalf in connection with such Proceeding or any claim, issue or matter therein, if Indemnitee acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Companies. No indemnification, hold harmless or exoneration for Expenses shall be made under this Section 2(b) in respect of any claim, issue or matter as to which Indemnitee shall have been finally adjudged by a court to be liable to the Companies, unless and only to the extent that any court in which the Proceeding was brought or the Delaware Court shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, Indemnitee is fairly and reasonably entitled to indemnification, to be held harmless or to exoneration.

(c) Indemnification for Expenses of a Party Who is Wholly or Partly Successful. Notwithstanding any other provisions of this Agreement, to the fullest extent permitted by applicable law and to the extent that Indemnitee is a party to (or a participant in) and is successful, on the merits or otherwise, in any Proceeding or in defense of any claim, issue or matter therein, in whole or in part, the Companies shall indemnify, hold harmless and exonerate Indemnitee against all Expenses actually and reasonably incurred by him in connection therewith. If Indemnitee is not wholly successful in such Proceeding but is successful, on the merits or otherwise, as to one or more but less than all claims, issues or matters in such Proceeding, the Companies shall indemnify, hold harmless and exonerate Indemnitee against all Expenses reasonably incurred by him or on his behalf in connection with each successfully resolved claim, issue or matter to the fullest extent permitted by law. If Indemnitee is not wholly successful in such Proceeding, the Companies also shall indemnify, hold harmless and exonerate Indemnitee against all Expenses reasonably incurred in connection with a claim, issue or matter related to any claim, issue, or matter on which Indemnitee was successful. For purposes of this Section 2 and without limitation, the termination of any claim, issue or matter in such a Proceeding by dismissal, with or without prejudice, shall be deemed to be a successful result as to such claim, issue or matter.

(d) Partial Indemnification. If Indemnitee is entitled under any provision of this Agreement to indemnification by the Companies for some or a portion of Expenses, but not, however, for the total amount thereof, the Companies shall nevertheless indemnify, hold harmless and exonerate Indemnitee for the portion thereof to which Indemnitee is entitled.

3. Additional Indemnity. In addition to, and without regard to any limitations on, the indemnification provided for in Section 2 of this Agreement, the Companies shall and hereby do indemnify, hold harmless and exonerate Indemnitee against all Expenses, judgments, penalties, fines and amounts paid in settlement actually and reasonably incurred by him or on his behalf if, by reason of his Corporate Status, he is, or is threatened to be made, a party to or participant in any Proceeding (including a Proceeding by or in the right of either of the Companies), including, without limitation, all liability arising out of the negligence or active or passive wrongdoing of Indemnitee. The only limitation that shall exist upon the Companies’ obligations pursuant to this Agreement shall be that the Companies shall not be obligated to make any payment to Indemnitee (a) that is subject to the exception set forth in Section 12, or (b) that is finally determined (under the procedures, and subject to the presumptions, set forth in Sections 8 and 9 hereof) to be unlawful.

4. Contribution.

(a) Whether or not the indemnification provided in Sections 2 and 3 hereof is available, in respect of any threatened, pending or completed action, suit or proceeding in which either Company is jointly liable with Indemnitee (or would be if joined in such action, suit or proceeding), the Companies shall pay, in the first instance, the entire amount of any judgment or settlement of such action, suit or proceeding without requiring Indemnitee to contribute to such payment and the Companies hereby waive and relinquish any right of contribution it may have against Indemnitee. The Companies shall not, without Indemnitee’s prior written consent, enter into any settlement of any action, suit or proceeding in which the Companies are jointly liable with Indemnitee (in whole or in part) unless such settlement (i) provides for a full and final release of all claims asserted against Indemnitee and (ii) does not impose any Expense, judgment, fine, penalty or limitation on Indemnitee (other than any monetary amounts payable by either Company or the directors’ and officers’ insurance of the Companies).

(b) Without diminishing or impairing the obligations of the Companies set forth in the preceding subparagraph, if, for any reason, Indemnitee shall elect or be required to pay all or any portion of any judgment or settlement in any threatened, pending or completed action, suit or proceeding in which either of the Companies is jointly liable with Indemnitee (or would be if joined in such action, suit or proceeding), the Companies shall contribute to the amount of Expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred and paid or payable by Indemnitee in proportion to the relative benefits received by either of the Companies and all officers, directors or employees of such Company, other than Indemnitee, who are jointly liable with Indemnitee (or would be if joined in such action, suit or proceeding), on the one hand, and Indemnitee, on the other hand, from the transaction from which such action, suit or proceeding arose; provided, however, that the proportion determined on the basis of relative benefit may, to the extent necessary to conform to law, be further adjusted by reference to the relative fault of such Company and all officers, directors or employees of such Company other than Indemnitee who are jointly liable with Indemnitee (or would be if joined in such action, suit or proceeding), on the one hand, and Indemnitee, on the other hand, in connection with the events that resulted in such Expenses, judgments, fines or settlement amounts, as well as any other equitable considerations which the Law may require to be considered. The relative fault of either Company and all officers, directors or employees of such Company, other than Indemnitee, who are jointly liable with Indemnitee (or would be if joined in such action, suit or proceeding), on the one hand, and Indemnitee, on the other hand, shall be determined by reference to, among other things, the degree to which their actions were motivated by intent to gain personal profit or advantage, the degree to which their liability is primary or secondary and the degree to which their conduct is active or passive.

(c) The Companies hereby agree to fully indemnify, hold harmless and exonerate Indemnitee from any claims of contribution which may be brought by officers, directors or employees of either Company, other than Indemnitee, who may be jointly liable with Indemnitee.

(d) To the fullest extent permissible under applicable law, if the indemnification, hold harmless and/or exoneration rights provided for in this Agreement are unavailable to Indemnitee in whole or in part for any reason whatsoever, the Companies, in lieu of indemnifying, holding harmless or exonerating Indemnitee, shall pay in the first instance, the entire amount incurred by Indemnitee, whether for judgments, liabilities, fines, penalties, amounts paid or to be paid in settlement and/or for Expenses, in connection with any Proceeding without requiring Indemnitee to contribute to such payment, and the Companies hereby waive and relinquishes any right of contribution it may have at any time against Indemnitee.

5. Indemnification for Expenses of a Witness. Notwithstanding any other provision of this Agreement, to the fullest extent permitted by applicable law and to the extent that Indemnitee is, by reason of his Corporate Status, a witness or otherwise asked to participate in any Proceeding to which Indemnitee is not a party, he or she shall be indemnified, held harmless and exonerated against all Expenses actually and reasonably incurred by him or on his behalf in connection therewith.

6. Advancement of Expenses.

(a) Notwithstanding any other provision of this Agreement, the Companies shall advance all Expenses incurred by or on behalf of Indemnitee in connection with any Proceeding by reason of Indemnitee’s Corporate Status within twenty (20) days after the receipt by the Companies of a statement or statements from Indemnitee requesting such advance or advances from time to time, whether prior to or after final disposition of such Proceeding. Advances shall be made without regard to Indemnitee’s ability to repay the Expenses and without regard to Indemnitee’s ultimate entitlement to be indemnified, held harmless or exonerated under the other provisions of this Agreement. Advances shall include any and all reasonable Expenses incurred pursuing a Proceeding to enforce this right of advancement, including Expenses incurred preparing and forwarding statements to the Companies to support the advances claimed. Indemnitee shall qualify for advances, to the fullest extent permitted by applicable law, upon the execution and delivery to the Companies of this Agreement, which shall constitute an undertaking providing that Indemnitee undertakes to repay the amounts advanced (without interest) to the extent that it is ultimately determined that Indemnitee is not entitled to be indemnified by the Companies. No other form of undertaking shall be required other than the execution of this Agreement. This Section 6 shall not apply to any claim made by Indemnitee for which an indemnification, hold harmless or exoneration payment is excluded pursuant to Section 8.

(b) The Companies shall be entitled to participate in the Proceeding at their own cost and expense.

(c) The Companies shall not, without Indemnitee’s prior written consent, settle any action, claim or Proceeding (in whole or in part) unless such settlement provides for (i) a full and final release of all claims asserted against Indemnitee and, (ii) does not impose any Expense, judgment, fine, penalty or limitation on Indemnitee other than any monetary amounts payable by either Company or the officers’ and directors’ insurance of the Companies.

7. Procedure for Notification and Application for Indemnification.

(a) Indemnitee agrees to notify promptly the Companies in writing upon being served with any summons, citation, subpoena, complaint, indictment, information or other document relating to any Proceeding or matter which may be subject to indemnification, hold harmless or exoneration rights or advancement of Expenses covered hereunder. The failure of Indemnitee to so notify the Companies shall not relieve the Companies of any obligation which it may have to Indemnitee under this Agreement, or otherwise, and any delay in so notifying the Companies shall not constitute a waiver by Indemnitee of any rights under this Agreement.

(b) Indemnitee may deliver to the Companies a written application to indemnify, hold harmless or exonerate Indemnitee in accordance with this Agreement. Such application(s) may be delivered from time to time and at such time(s) as Indemnitee deems appropriate in Indemnitee’s sole discretion. Following such a written application for indemnification by Indemnitee, Indemnitee’s entitlement to indemnification shall be determined according to Section 8(a) of this Agreement

8. Procedures upon Application for Indemnification.

(a) A determination, if required by applicable law, with respect to Indemnitee’s entitlement to indemnification shall be made in the specific case by one of the following methods, which shall be at the election of Indemnitee: (i) by a majority vote of the Disinterested Directors, even though less than a quorum of the Holdings Board; (ii) by a committee of Disinterested Directors designated by a majority vote of the Disinterested Directors, even though less than a quorum; or (iii) by Independent Counsel in a written opinion to the Boards, a copy of which shall be delivered to Indemnitee. The Companies promptly will advise Indemnitee in writing with respect to any determination that Indemnitee is or is not entitled to indemnification, including, without limitation, a description of any reason or basis for which indemnification has been denied. If it is so determined that Indemnitee is entitled to indemnification, payment to Indemnitee shall be made within ten (10) days after such determination. Indemnitee shall reasonably cooperate with the Person or Persons making such determination with respect to Indemnitee’s entitlement to indemnification, including, without limitation, providing to such Person or Persons upon reasonable advance request any documentation or information which is not privileged or otherwise protected from disclosure and which is reasonably available to

Indemnitee and reasonably necessary to such determination. Any costs or Expenses (including attorneys’ fees and disbursements) incurred by Indemnitee in so cooperating with the person, persons or entity making such determination shall be borne by the Companies (irrespective of the determination as to Indemnitee’s entitlement to indemnification) and the Companies hereby indemnifies and agrees to hold Indemnitee harmless therefrom.

(b) In the event the determination of entitlement to indemnification is to be made by Independent Counsel pursuant to Section 8(a) hereof, the Independent Counsel shall be selected as provided in this Section 8(b). The Independent Counsel shall be selected by Indemnitee (unless Indemnitee shall request that such selection be made by the Holdings Board), and Indemnitee shall give written notice to the Companies advising it of the identity of the Independent Counsel so selected and certifying that the Independent Counsel so selected meets the requirements of “Independent Counsel” as defined in Section 16 of this Agreement. If the Independent Counsel is selected by the Holdings Board, the Companies shall give written notice to Indemnitee advising him of the identity of the Independent Counsel so selected and certifying that the Independent Counsel so selected meets the requirements of “Independent Counsel” as defined in Section 16 of this Agreement. In either event, Indemnitee or the Companies, as the case may be, may, within ten (10) days after such written notice of selection shall have been received, deliver to the Companies or to Indemnitee, as the case may be, a written objection to such selection; provided, however, that such objection may be asserted only on the ground that the Independent Counsel so selected does not meet the requirements of “Independent Counsel” as defined in Section 16 of this Agreement, and the objection shall set forth with particularity the factual basis of such assertion. Absent a proper and timely objection, the person so selected shall act as Independent Counsel. If such written objection is so made and substantiated, the Independent Counsel so selected may not serve as Independent Counsel unless and until such objection is withdrawn or a court of competent jurisdiction has determined that such objection is without merit. If, within twenty (20) days after submission by Indemnitee of a written request for indemnification pursuant to Section 7(a) hereof, no Independent Counsel shall have been selected and not objected to, either the Companies or Indemnitee may petition the Delaware Court for resolution of any objection which shall have been made by the Companies or Indemnitee to the other’s selection of Independent Counsel and/or for the appointment as Independent Counsel of a person selected by the Delaware Court, and the person with respect to whom all objections are so resolved or the person so appointed shall act as Independent Counsel under Section 8(a) hereof. Upon the due commencement of any judicial proceeding or arbitration pursuant to Section 10(a) of this Agreement, Independent Counsel shall be discharged and relieved of any further responsibility in such capacity (subject to the applicable standards of professional conduct then prevailing).

(c) The Companies agree to pay the reasonable fees and expenses of Independent Counsel and to fully indemnify, hold harmless and exonerate such Independent Counsel against any and all Expenses, claims, liabilities and damages arising out of or relating to this Agreement or its engagement pursuant hereto.

(d) If the Companies dispute a portion of the amounts for which indemnification is requested, the undisputed portion shall be paid and only the disputed portion withheld pending resolution of any such dispute.

9. Presumptions and Effect of Certain Proceedings.

(a) In making a determination with respect to entitlement to indemnification hereunder, the person or persons or entity making such determination shall presume that Indemnitee is entitled to indemnification under this Agreement. Anyone seeking to overcome this presumption shall have the burden of proof and the burden of persuasion by clear and convincing evidence. Neither the failure of the Companies (including by their respective directors or independent legal counsel) to have made a determination prior to the commencement of any action pursuant to this Agreement that indemnification is proper in the circumstances because Indemnitee has met the applicable standard of conduct, nor an actual determination by the Companies (including by their respective directors or independent legal counsel) that Indemnitee has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that Indemnitee has not met the applicable standard of conduct.

(b) Indemnitee shall be deemed to have acted in good faith if Indemnitee’s action is based on the records or books of account of the Enterprise, including financial statements, or on information supplied to Indemnitee by the officers of the Enterprise in the course of their duties, or on the advice of legal counsel for the Enterprise or on information or records given or reports made to the Enterprise by an independent certified public accountant or by an appraiser or other expert selected with reasonable care by the Enterprise. In addition, the knowledge and/or actions, or failure to act, of any director, officer, agent or employee of the Enterprise shall not be imputed to Indemnitee for purposes of determining the right to indemnification under this Agreement. Whether or not the foregoing provisions of this Section 9(b) are satisfied, it shall in any event be presumed that Indemnitee has at all times acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of either of the Companies. Anyone seeking to overcome this presumption shall have the burden of proof and the burden of persuasion by clear and convincing evidence.

(c) If the person, persons or entity empowered or selected under this Section 9 to determine whether Indemnitee is entitled to indemnification shall not have made a determination within thirty (30) days after receipt by the Companies of the request therefor, the requisite determination of entitlement to indemnification shall be deemed to have been made and Indemnitee shall be entitled to such indemnification absent (i) a misstatement by Indemnitee of a material fact, or an omission of a material fact necessary to make Indemnitee’s statement not materially misleading, in connection with the request for indemnification, or (ii) a prohibition of such indemnification under applicable law; provided, however, that such 30-day period may be extended for a reasonable time, not to exceed an additional fifteen (15) days, if the person, persons or entity making such determination with respect to entitlement to indemnification in good faith requires such additional time to obtain or evaluate documentation and/or information relating thereto.

(d) Indemnitee shall cooperate with the person, persons or entity making such determination with respect to Indemnitee’s entitlement to indemnification, including providing to such person, persons or entity upon reasonable advance request any documentation or information which is not privileged or otherwise protected from disclosure and which is reasonably available to Indemnitee and reasonably necessary to such determination. Any Independent Counsel or member of the Boards shall act reasonably and in good faith in making a determination regarding Indemnitee’s entitlement to indemnification under this Agreement. Any costs or expenses (including attorneys’ fees and disbursements) incurred by Indemnitee in so cooperating with the person, persons or entity making such determination shall be borne, jointly and severally, by the Companies (irrespective of the determination as to Indemnitee’s entitlement to indemnification) and the Companies hereby indemnify, exonerate and agree to hold Indemnitee harmless therefrom.

(e) The Companies acknowledge that a settlement or other disposition short of final judgment may be successful if it permits a party to avoid expense, delay, distraction, disruption and uncertainty. In the event that any action, claim or proceeding to which Indemnitee is a party is resolved in any manner other than by adverse judgment against Indemnitee (including, without limitation, settlement of such action, claim or proceeding with or without payment of money or other consideration) it shall be presumed that Indemnitee has been successful on the merits or otherwise in such action, suit or proceeding. Anyone seeking to overcome this presumption shall have the burden of proof and the burden of persuasion by clear and convincing evidence.

(f) The termination of any Proceeding or of any claim, issue or matter therein, by judgment, order, settlement or conviction, or upon a plea of nolo contendere or its equivalent, shall not (except as otherwise expressly provided in this Agreement) of itself adversely affect the right of Indemnitee to indemnification or create a presumption that Indemnitee did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of either of the Companies or, with respect to any criminal Proceeding, that Indemnitee had reasonable cause to believe that his conduct was unlawful.

(g) The knowledge and/or actions, or failure to act, of any other director, officer, trustee, partner, managing member, fiduciary, agent or employee of the Enterprise shall not be imputed to Indemnitee for purposes of determining the right to indemnification under this Agreement.

10. Remedies of Indemnitee.

(a) In the event that (i) a determination is made pursuant to Section 8 of this Agreement that Indemnitee is not entitled to indemnification under this Agreement, (ii) advancement of Expenses is not timely made pursuant to Section 6 of this Agreement, (iii) no determination of entitlement to indemnification is made pursuant to Section 8(a) of this Agreement within thirty (30) days after receipt by the Companies of the request for indemnification, (iv) payment of indemnification, hold harmless or exoneration is not made pursuant to this Agreement within ten (10) days after receipt by the Companies of a written request therefor, or (v) payment of indemnification is not made within ten (10) days after a determination has been made that Indemnitee is entitled to indemnification or such determination is deemed to have been made pursuant to Section 8 of this Agreement, Indemnitee shall be entitled to an adjudication in an appropriate court of the State of Delaware, or in any other court of competent jurisdiction, of Indemnitee’s entitlement to such indemnification, contribution or advancement of Expenses. Alternatively, Indemnitee, at his option, may seek an award in arbitration to be conducted by a single arbitrator pursuant to the Commercial Arbitration Rules of the American Arbitration Association. Except as set forth herein, the provisions of Delaware law (without regard to its conflict of law rules) shall apply to any such arbitration. The Companies shall not oppose Indemnitee’s right to seek any such adjudication or award in arbitration.

(b) Upon the occurrence or non-occurrence of any of the events set forth in Section 10(a) of this Agreement, any judicial proceeding commenced pursuant to this Section 10 shall be conducted in all respects as a de novo trial, or arbitration, on the merits, and Indemnitee shall not be prejudiced by reason of the adverse determination under Section 8(a). In any judicial proceeding or arbitration commenced pursuant to this Section 10, Indemnitee shall be presumed to be entitled to indemnification and advancement under this Agreement and the Companies shall have the burden of proving Indemnitee is not entitled to indemnification or advancement of Expenses, as the case may be, and the Companies may not refer to or introduce into evidence any determination pursuant to Section 9(b) of this Agreement adverse to Indemnitee for any purpose. If Indemnitee commences a judicial proceeding or arbitration pursuant to this Section 10, Indemnitee shall not be required to reimburse the Companies for any advances pursuant to Section 6 until a final determination is made with respect to Indemnitee’s entitlement to indemnification (as to which all rights of appeal have been exhausted or lapsed).

(c) If a determination shall have been made pursuant to Section 8 of this Agreement that Indemnitee is entitled to indemnification, the Companies shall be bound by such determination in any judicial proceeding commenced pursuant to this Section 10, absent (i) a misstatement by Indemnitee of a material fact, or an omission of a material fact necessary to make Indemnitee’s misstatement not materially misleading in connection with the application for indemnification, or (ii) a prohibition of such indemnification under applicable law.

(d) In the event that Indemnitee, pursuant to this Section 10, seeks a judicial adjudication of his rights under, or to recover damages for breach of, this Agreement, or to recover under any directors’ and officers’ liability insurance policies maintained by the Companies, the Companies shall pay, jointly and severally, on his behalf, in advance, any and all Expenses actually and reasonably incurred by him in such judicial adjudication, regardless of whether Indemnitee ultimately is determined to be entitled to such indemnification, advancement of expenses or insurance recovery.

(e) The Companies shall be precluded from asserting in any judicial proceeding commenced pursuant to this Section 10 that the procedures and presumptions of this Agreement are not valid, binding and enforceable and shall stipulate in any such court that the Companies are bound by all the provisions of this Agreement. The Companies shall, jointly and severally, indemnify, hold harmless and exonerate Indemnitee against any and all Expenses and, if requested by Indemnitee, shall (within ten (10) days after receipt by the Companies of a written request therefor) advance, to the extent not prohibited by law, such expenses to Indemnitee, which are incurred by Indemnitee in connection with any action brought by Indemnitee for indemnification or advance of Expenses from the Companies under this Agreement or under any directors’ and officers’ liability insurance policies maintained by the Companies, regardless of whether Indemnitee ultimately is determined to be entitled to such indemnification, advancement of Expenses or insurance recovery, as the case may be.

(f) Notwithstanding anything in this Agreement to the contrary, no determination as to entitlement to indemnification under this Agreement shall be required to be made prior to the final disposition of the Proceeding.

11. Non-Exclusivity; Survival of Rights; Insurance; Primacy of Indemnification; Subrogation.

(a) The rights of indemnification and to receive advancement of expenses as provided by this Agreement shall not be deemed exclusive of any other rights to which Indemnitee may at any time be entitled under applicable law, the Governing Documents, any agreement, a vote of stockholders, a resolution of directors or otherwise, of the Companies. No amendment, alteration or repeal of this Agreement or of any provision hereof shall limit or restrict any right of Indemnitee under this Agreement in respect of any action taken or omitted by such Indemnitee in his Corporate Status prior to such amendment, alteration or repeal. To the extent that a change in the DGCL or BCLCP, whether by statute or judicial decision, permits greater indemnification than would be afforded currently under the Governing Documents and this Agreement, it is the intent of the parties hereto that Indemnitee shall enjoy by this Agreement the greater benefits so afforded by such change. No right or remedy herein conferred is intended to be exclusive of any other right or remedy, and every other right and remedy shall be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other right or remedy.

(b) The Companies shall obtain and maintain in effect during the entire period for which the Companies are obligated to indemnify Indemnitee under this Agreement, one or more policies of insurance with reputable insurance companies to provide the directors of the Companies with coverage for losses from wrongful acts and omissions and to ensure the Companies’ performance of their indemnification obligations under this Agreement. Indemnitee shall be covered by such policy or policies in accordance with its or their terms to the maximum extent of the coverage available for any such director under such policy or policies. In all such insurance policies, Indemnitee shall be named as an insured in such a manner as to provide Indemnitee with the same rights and benefits as are accorded to the most favorably insured of the Companies’ directors and officers. At the time of the receipt of a notice of a claim pursuant to the terms hereof, the Companies shall give prompt notice of the commencement of such proceeding to the insurers in accordance with the procedures set forth in the respective policies. The Companies shall thereafter take all necessary or desirable action to cause such insurers to pay, on behalf of Indemnitee, all amounts payable as a result of such proceeding in accordance with the terms of such policies.

(c) In the event of any payment under this Agreement, the Companies shall be subrogated to the extent of such payment to all of the rights of recovery of Indemnitee, who shall execute all papers required and take all action necessary to secure such rights, including execution of such documents as are necessary to enable the Companies to bring suit to enforce such rights.

(d) The Companies shall not be liable under this Agreement to make any payment of amounts otherwise indemnifiable hereunder if and to the extent that Indemnitee has otherwise actually received, such payment under any insurance policy, contract, agreement or otherwise.

(e) Each Company’s obligation to indemnify, hold harmless, exonerate or advance Expenses hereunder to Indemnitee who is or was serving at the request of such Company as a director, officer, employee or agent of any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise shall be reduced by any amount Indemnitee has actually received as indemnification or advancement of expenses from such other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise.

(f) Notwithstanding any other provision of this Agreement to the contrary, (i) Indemnitee shall have no obligation to reduce, offset, allocate, pursue or apportion any indemnification, hold harmless, exoneration, advancement, contribution or insurance coverage among multiple parties possessing such duties to Indemnitee prior to the Companies’ satisfaction and performance of all their obligations under this Agreement, and (ii) the Companies shall perform fully its obligations under this Agreement without regard to whether Indemnitee holds, may pursue or has pursued any indemnification, advancement, hold harmless, exoneration, contribution or insurance coverage rights against any person or entity other than the Companies.

12. Exception to Right of Indemnification. Notwithstanding any provision in this Agreement, neither Company shall be obligated under this Agreement to make any indemnity in connection with any claim made against Indemnitee:

(a) for which payment has actually been received by or on behalf of Indemnitee under any insurance policy or other indemnity provision, except with respect to any excess beyond the amount actually received under any insurance policy, contract, agreement, other indemnity provision or otherwise;

(b) for an accounting of profits made from the purchase and sale (or sale and purchase) by such Indemnitee of securities of such Company within the meaning of Section 16(b) of the Exchange Act or similar provisions of state statutory law or common law;

(c) for reimbursement to such Company of any bonus or other incentive-based or equity based compensation or of any profits realized by Indemnitee from the sale of securities of such Company in each case as required under the Exchange Act (including Section 16 thereof) or under any “clawback” or insider trading policy of either Company; or

(d) in connection with any Proceeding (or any part of any Proceeding) initiated by Indemnitee, including any Proceeding (or any part of any Proceeding) initiated by Indemnitee against such Company or its directors, officers, employees or other indemnitees, unless (i) such Company has joined in or the Board of such Company authorized the Proceeding (or any part of any Proceeding) prior to its initiation, (ii) such Company provides the indemnification, in its sole discretion, pursuant to the powers vested in such Company under applicable law, or (iii) the Proceeding is one to enforce Indemnitee’s rights under this Agreement.

13. Duration of Agreement. All agreements and obligations of the Companies contained herein shall continue during the period Indemnitee is an officer or a director of either Company (or is or was serving at the request of either Company as a director, officer, employee, agent or fiduciary of another corporation, partnership, joint venture, trust or other enterprise) and shall continue thereafter until the latest of (a) the termination of all statutes of limitations applicable to any claim that could be asserted against Indemnitee with respect to which Indemnitee may be entitled to indemnification and/or payment or advancement of Expenses under this Agreement, (b) ten (10) years after Indemnitee ceased to serve as a director of the applicable Company, or (c) one (1) year after the final termination of any Proceeding (including any rights of appeal thereto) in respect of which Indemnitee is granted rights of indemnification or advancement of Expenses hereunder and of any Proceeding commenced by Indemnitee pursuant to Section 10 of this Agreement relating thereto (including any rights of appeal of any Section 10 Proceeding. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective successors (including any direct or indirect successor by purchase, merger, consolidation or otherwise to all or substantially all of the business or assets of either of the Companies), assigns, spouses, heirs, executors and personal and legal representatives.

14. Security. Notwithstanding anything herein to the contrary, to the extent requested by Indemnitee and approved by the Boards, the Companies may at any time and from time to time provide security to Indemnitee for the Companies’ obligations hereunder through an irrevocable bank line of credit, funded trust or other collateral. Any such security, once provided to Indemnitee, may not be revoked or released without the prior written consent of Indemnitee.

15. Enforcement.

(a) Each Company expressly confirms and agrees that it has entered into this Agreement and assumed the obligations imposed on it hereby in order to induce Indemnitee to serve as director of such Company, and such Company acknowledges that Indemnitee is relying upon this Agreement in serving as director of such Company.

(b) Without limiting any of the rights of Indemnitee under the Governing Documents, as they may be amended from time to time, this Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes and replaces all prior agreements (including any prior indemnification agreements) and understandings, oral, written and implied, between the parties hereto with respect to the subject matter hereof.

(c) The rights to be indemnified and to receive contribution and advancement of Expenses provided by or granted Indemnitee pursuant to this Agreement shall apply to Indemnitee’s service as an officer, director, employee or agent of the Companies prior to the date of this Agreement, as well as service on or after the date of this Agreement.

(d) The indemnification and advancement of expenses provided by, or granted pursuant to this Agreement shall be binding upon and be enforceable by the parties hereto and their respective successors and assigns (including any direct or indirect successor by purchase, merger, consolidation or otherwise to all or substantially all of the business or assets of either of the Companies), shall continue as to an Indemnitee who has ceased to be a director, officer, employee or agent of either of the Companies or of any other Enterprise at the Companies’ request, and shall inure to the benefit of Indemnitee and his spouse, assigns, heirs, devisees, executors and administrators and other legal representatives.

(e) The Companies shall require and cause any successor (whether direct or indirect by purchase, merger, consolidation or otherwise) to all, substantially all or a substantial part, of the business and/or assets of either of the Companies to expressly to assume and agree to perform this Agreement in the same manner and to the same extent that the Companies would be required to perform if no such succession had taken place.

(f) The Companies and Indemnitee agree herein that a monetary remedy for breach of this Agreement, at some later date, may be inadequate, impracticable and difficult of proof, and further agree that such breach may cause Indemnitee irreparable harm. Accordingly, the parties hereto agree that Indemnitee may enforce this Agreement by seeking injunctive relief and/or specific performance hereof, without any necessity of showing actual damage or irreparable harm and that by seeking injunctive relief and/or specific performance, Indemnitee shall not be precluded from seeking or obtaining any other relief to which he may be entitled. The Companies and Indemnitee further agree that Indemnitee shall be entitled to such specific performance and injunctive relief, including temporary restraining orders, preliminary injunctions and permanent injunctions, without the necessity of posting bonds or other undertaking in connection therewith. The Companies acknowledge that in the absence of a waiver, a bond or undertaking may be required of Indemnitee by the Court, and the Companies hereby waive any such requirement of such a bond or undertaking.

16. Definitions. As used in this Agreement:

(a) References to “agent” shall mean any individual who is or was a director, officer, or employee of the Companies or a Subsidiary of the Companies or other individual authorized by the Companies to act for the Companies, to include such individual serving in such capacity as a director, officer, employee, fiduciary or other official of another corporation, partnership, limited liability company, joint venture, trust or other Enterprise at the request of, for the convenience of, or to represent the interests of the Companies or a Subsidiary of the Companies.

(b) “Corporate Status” describes the status of an individual who is or was a director, officer, trustee, general partner, managing member, fiduciary, employee or agent of the Companies or of any other enterprise that such individual is or was serving at the request of the Companies.

(c) “Delaware Court” shall mean the Court of Chancery of the State of Delaware.

(d) “Disinterested Director” shall mean a director of the Holdings Board who is not and was not a party to the Proceeding in respect of which indemnification is sought by Indemnitee.

(e) “Enterprise” shall mean the Companies and any other corporation, constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger to which the Companies (or any of their wholly owned Subsidiaries) is a party, limited liability company, partnership, joint venture, trust, employee benefit plan or other enterprise of which Indemnitee is or was serving at the request of the Companies as a director, officer, trustee, general partner, managing member, fiduciary, employee or agent.

(f) “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

(g) “Expenses” shall include all direct and indirect costs, fees and expenses of any type or nature whatsoever, including, without limitation, all attorneys’ fees and costs, retainers, court costs, transcript costs, fees of experts, witness fees, travel expenses, fees of private investigators and professional advisors, duplicating costs, printing and binding costs, telephone charges, postage, delivery service fees, fax transmission charges, secretarial services, any federal, state, local or foreign taxes imposed on Indemnitee as a result of the actual or deemed receipt of any payments under this Agreement, ERISA excise taxes and penalties, and all other disbursements, obligations or expenses in connection with prosecuting, defending, preparing to prosecute or defend, investigating, being or preparing to be a witness in, settlement or appeal of, or otherwise participating in, a Proceeding, including, without limitation, reasonable compensation for time spent by Indemnitee for which he or she is not otherwise compensated by the Companies or any third party. Expenses also shall include Expenses incurred in connection with any appeal resulting from any Proceeding, including without limitation the principal, premium, security for, and other costs relating to any cost bond, supersedeas bond, or other appeal bond or its equivalent. Expenses, however, shall not include amounts paid in settlement by Indemnitee or the amount of judgments or fines against Indemnitee.

(h) “Independent Counsel” shall mean a law firm or a member of a law firm with significant experience in matters of corporation law and neither presently is, nor in the past five years has been, retained to represent: (i) the Companies or Indemnitee in any matter material to either such party (other than with respect to matters concerning Indemnitee under this Agreement, or of other indemnitees under similar indemnification agreements); or (ii) any other party to the Proceeding (as defined below) giving rise to a claim for indemnification hereunder. Notwithstanding the foregoing, the term “Independent Counsel” shall not include any person who, under the applicable standards of professional conduct then prevailing, would have a conflict of interest in representing either the Companies or Indemnitee in an action to determine Indemnitee’s rights under this Agreement.

(i) References to “fines” shall include any excise tax assessed on Indemnitee with respect to any employee benefit plan; references to “serving at the request of the Companies” shall include any service as a director, officer, employee, agent or fiduciary of the Companies which imposes duties on, or involves services by, such director, officer, employee, agent or fiduciary with respect to an employee benefit plan, its participants or beneficiaries; and if Indemnitee acted in good faith and in a manner Indemnitee reasonably believed to be in the best interests of the participants and beneficiaries of an employee benefit plan, Indemnitee shall be deemed to have acted in a manner “not opposed to the best interests of the Companies” as referred to in this Agreement.

(j) The term “Person” shall have the meaning as set forth in Sections 13(d) and 14(d) of the Exchange Act as in effect on the date hereof.

(k) The term “Proceeding” shall include any threatened, pending or completed action, suit, arbitration, mediation, alternate dispute resolution mechanism, investigation, inquiry, administrative hearing or any other actual, threatened or completed proceeding, whether brought in the right of the Companies or otherwise and whether of a civil (including intentional or unintentional tort claims), criminal, administrative or investigative (formal or informal) nature, including appeal therefrom, in which Indemnitee was, is, will or might be involved as a party, potential party, non-party witness or otherwise by reason of the fact that Indemnitee is or was a director, officer, employee or agent of the Companies, by reason of any action (or failure to act) taken by him or of any action (or failure to act) on his part while acting as a director, officer, employee or agent of the Companies, or by reason of the fact that Indemnitee is or was serving at the request of the Companies as a director, officer, trustee, general partner, managing member, fiduciary, employee or agent of any other Enterprise, in each case whether or not serving in such capacity at the time any liability or expense is incurred for which indemnification, reimbursement, or advancement of expenses can be provided under this Agreement. If Indemnitee believes in good faith that a given situation may lead to or culminate in the institution of a Proceeding, this shall be considered a Proceeding under this paragraph.

(l) The term “Subsidiary,” with respect to any Person, shall mean any (i) corporation if 50% or more of the total combined voting power of all classes of stock is owned, either directly or indirectly, by either Company or another Subsidiary of either Company or (ii) limited liability company if 50% or more of the membership interests is owned, either directly or indirectly, by either Company or another Subsidiary of either Company.

(m) In connection with any merger or consolidation, references to the “Companies” shall include not only the resulting or surviving company, but also any constituent company or constituent of a constituent company, which, if its separate existence had continued, would have had power and authority to indemnify, hold harmless and exonerate its directors, officers, employees or agents. The intent of this provision is that a person who is or was a director of such constituent company after the date hereof or is or was serving at the request of such constituent company as a director, officer, employee, trustee or agent of another company, partnership, joint venture, trust, employee benefit plan or other enterprise after the date hereof, shall stand in the same position under this Agreement with respect to the resulting or surviving company as the person would have under this Agreement with respect to such constituent company if its separate existence had continued.

17. Severability. If any provision or provisions of this Agreement shall be held to be invalid, illegal or unenforceable for any reason whatsoever: (a) the validity, legality and enforceability of the remaining provisions of this Agreement (including, without limitation, each portion of any Section, paragraph or sentence of this Agreement containing any such provision held to be invalid, illegal or unenforceable, that is not itself invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby and shall remain enforceable to the fullest extent permitted by law; (b) such provision or provisions shall be deemed reformed to the fullest extent necessary to conform to applicable law and to give the maximum effect to the intent of the parties hereto; and (c) to the fullest extent possible, the provisions of this Agreement (including, without limitation, each portion of any Section, paragraph or sentence of this Agreement containing any such provision held to be invalid, illegal or unenforceable, that is not itself invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested thereby. Without limiting the generality of the foregoing, this Agreement is intended to confer upon Indemnitee indemnification rights to the fullest extent permitted by applicable laws.

18. Modification and Waiver. No supplement, modification, termination or amendment of this Agreement shall be binding unless executed in writing by both of the parties hereto. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provisions hereof (whether or not similar) nor shall such waiver constitute a continuing waiver.

19. Notices. All notices and other communications given or made pursuant to this Agreement shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the party to be notified, (b) when sent by confirmed electronic mail or facsimile if sent during normal business hours of the recipient, and if not so confirmed, then on the next business day, (c) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent:

(a) To Indemnitee at the address set forth below Indemnitee signature hereto.

(b) To the Companies at:

      Ollie’s Bargain Outlet Holdings, Inc.

      6295 Allentown Boulevard – Suite A

      Harrisburg, Pennsylvania 17112

      Facsimile: (717) 525-6883

      Attention: General Counsel

or to such other address as may have been furnished to Indemnitee by the Companies or to the Companies by Indemnitee, as the case may be.

20. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same Agreement. This Agreement may also be executed and delivered by facsimile signature and in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

21. Headings. The headings of the paragraphs of this Agreement are inserted for convenience only and shall not be deemed to constitute part of this Agreement or to affect the construction thereof.

22. Usage of Pronouns. Use of the masculine pronoun shall be deemed to include usage of the feminine pronoun where appropriate.

23. Governing Law and Consent to Jurisdiction. This Agreement and the legal relations among the parties shall be governed by, and construed and enforced in accordance with, the laws of the State of Delaware, without regard to its conflict of laws rules. The Companies and Indemnitee hereby irrevocably and unconditionally (i) agree that any action or proceeding arising out of or in connection with this Agreement shall be brought only in Delaware Court, and not in any other state or federal court in the United States of America or any court in any other country, (ii) generally and unconditionally consent to submit to the exclusive jurisdiction of Delaware Court for purposes of any action or proceeding arising out of or in connection with this Agreement, (iii) waive any objection to the laying of venue of any such action or proceeding in Delaware Court, and (iv) waive, and agree not to plead or to make, any claim that any such action or proceeding brought in Delaware Court has been brought in an improper or inconvenient forum. The foregoing consent to jurisdiction shall not constitute general consent to service of process in the state for any purpose except as provided above, and shall not be deemed to confer rights on any person other than the parties to this Agreement.

24. Period of Limitations. No legal action shall be brought and no cause of action shall be asserted by or in the right of the Companies against Indemnitee, Indemnitee’s spouse, heirs, executors or personal or legal representatives after the expiration of two years from the date of accrual of such cause of action, and any claim or cause of action of the Companies shall be extinguished and deemed released unless asserted by the timely filing of a legal action within such two-year period; provided, however, that if any shorter period of limitations is otherwise applicable to any such cause of action such shorter period shall govern.

25. Additional Acts. If for the validation of any of the provisions in this Agreement any act, resolution, approval or other procedure is required, the Companies undertake to cause such act, resolution, approval or other procedure to be affected or adopted in a manner that will enable the Companies to fulfill its obligations under this Agreement.

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement on and as of the day and year first above written.

HOLDINGS:

OLLIE’S BARGAIN OUTLET HOLDINGS, INC.

By:
Name:
Title:

THE COMPANY:

OLLIE’S BARGAIN OUTLET, INC.

By:
Name:
Title:

INDEMNITEE:

Name:

Address: